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                                                      EXHIBIT 5.1










                           July 26, 1996               312/368-4012

 The Board of Directors
 First Enterprise Financial Group, Inc.
 500 Davis Street - Suite 1005
 Evanston, Illinois  60201

 Dear Sirs:

     We have examined the registration statement on Form S-8 filed with the Securities and Exchange Commission on or about July 26, 1996 for registration under the Securities Act of 1933, as amended, of 1,015,569 shares of common stock of First Enterprise Financial Group, Inc. (the "Company"), par value $0.01 per share ("Common Stock"), issued pursuant to stock options awarded under the Company's 1992 Stock Option Plan and 1,246,511 shares of Common Stock reserved for issuance by the Company pursuant to the Company's 1992 Stock Option Plan, 1995 Nonqualified Director Stock Option Plan and 1995 Employee Stock Purchase Plan. We have examined pertinent corporate documents and records of the Company, including its Certificate of Incorporation and its By-Laws, and we are familiar with the corporate proceedings had and contemplated in connection with the issuance of shares by the Company. We have also made such other examinations as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed.

     On the basis of the foregoing, we are of the opinion that the 1,015,569 shares of common stock of the Company issued pursuant to options awarded under the 1992 Stock Option Plan have been duly authorized, legally issued, fully paid and non-assessable. We are also of the opinion that the 1,246,511 shares of Common Stock reserved for issuance pursuant to the 1992 Stock Option Plan, 1995 Nonqualified Director Stock Option Plan and 1995 Employee Stock Purchase Plan have been duly authorized, and, when issued and sold upon the terms and conditions set forth in such plans and in the options granted and to be granted thereunder, such shares shall be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to our firm in the registration statement under the captions "Legal Matters" and "Interests of Named Experts and Counsel."

                               Very truly yours,

                               RUDNICK & WOLFE



                               By: /s/ HAL M. BROWN
                                   Hal M. Brown, a Partner